                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                       August 21, 1998 (August 20, 1998)


                       AMERICAN COIN MERCHANDISING, INC.
             (Exact name of registrant as specified in its charter)


                                    0-26580
                            (Commission File Number)

               DELAWARE                                      84-1093721
(State or other jurisdiction of incorporation)  (I.R.S. Employer Identification No.)

                  5660 CENTRAL AVENUE, BOULDER, COLORADO 80301
             (Address of principal executive offices and Zip Code)

                                 (303) 444-2559
               Registrant's telephone number, including area code
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ITEM 5.   OTHER EVENTS

          On July 30, 1998, American Coin Merchandising, Inc. entered into an agreement (the "Purchase Agreement") to acquire the assets of Plush 4 Play, Inc. ("Plush 4 Play") on or before September 30, 1998, subject to certain conditions. The Company has been informed that a third party has filed a lawsuit against Plush 4 Play which, among other things, seeks to prevent the Company's acquisition of the assets of Plush 4 Play. The Company has been informed by Plush 4 Play that it believes the lawsuit is without merit and that it intends to vigorously contest the allegations contained in the lawsuit. While the Company has not been named as a party to the lawsuit, this lawsuit could have the effect of delaying or preventing the acquisition of the assets of Plush 4 Play by the Company. Pursuant to the terms of the Purchase Agreement, it is a condition to the Company's obligations to close the Plush 4 Play acquisition that there be no action or proceeding before any court or government body pending or threatened which could have the effect of preventing the acquisition, declaring the acquisition unlawful or causing the acquisition to be rescinded. Accordingly, if the lawsuit is not resolved prior to September 30, 1998, the Company may elect not to proceed with the acquisition if the Company believes that completing the acquisition is not in its best interest at that time.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 21, 1998

                                               AMERICAN COIN MERCHANDISING, INC.

                                        By:    /s/ Jerome M. Lapin
                                               ---------------------------------
                                               Jerome M. Lapin

                                        Its:   Chairman, President and
                                                Chief Executive Officer